Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-279107) of Arbor Realty Trust, Inc., and
(2) Registration Statement (Form S-8 No. 333-279668) of Arbor Realty Trust, Inc.;

of our reports dated February 27, 2026, with respect to the consolidated financial statements and schedule of Arbor Realty Trust, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Arbor Realty Trust, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Arbor Realty Trust, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

New York, New York
February 27, 2026